Exhibit 99.1

CHANNELL ANNOUNCES 2007 THIRD QUARTER RESULTS

Temecula, Calif., November 14, 2007 – Channell Commercial Corporation. (NasdaqGM: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water harvesting solutions distributed in markets throughout Australia, today announced financial results for the three months ended September 30, 2007.

Highlights

•                  GAAP EPS of $0.00; non-GAAP EPS of $0.00, which excludes stock compensation expense and amortization of intangible assets.

•                  Net sales of $33.9 million grew 15% compared to the third quarter of 2006.

•                  The Company’s BUSHMAN water harvesting business was materially profitable in the quarter.

•                  For the full year 2007, the Company expects a slight loss to break-even, on a GAAP basis.

Third Quarter Results

Channell Commercial Corporation (the “Company”) reported third quarter 2007 net sales of $33.9 million. This represents a 15.2% increase compared to net sales of $29.4  million for the third quarter of 2006.

The Company also reported GAAP net income of $42,000 for the third quarter of 2007, or $0.00 per basic and diluted share, as compared to a net loss of $106,000 or ($0.01) per basic and diluted share, for the third quarter of 2006. Included in the third quarter 2007 net income is stock compensation gain of $35,000 (accounted for under SFAS 123R), and intangible amortization expense of $47,000, which together equate to ($0.00) per basic and diluted share. Excluding these items, third quarter 2007 non-GAAP pro forma net income was $54,000 or $0.00 per basic and diluted share. A reconciliation of the adjustments made to GAAP net income per basic and diluted share to compute non-GAAP pro forma net income per basic and diluted share is contained in the financial tables of this press release.

Gross profit for third quarter 2007 was $10.1 million, or 30.0% of net sales, as compared to $9.2 million, or 31.3% of net sales, for the comparable period in the prior year.

Total operating expenses for third quarter 2007 were $9.3 million, or 27.4% of net sales, versus $9.1 million, or 31% of net sales, in the third quarter of 2006. Included in third quarter 2007 operating expenses was a net expense of $12,000 associated with intangible amortization and stock based compensation. Included in third quarter 2006 operating expenses was $119,000 of intangible amortization and stock based compensation expenses.

William H. Channell, Jr., Chief Executive Officer of the Company, commented, “The highlight of the quarter was the better-than-anticipated results of our BUSHMAN water harvesting business. We are confident the business has now turned the corner, and we anticipate continued profitability through 2008.”

Mr. Channell continued, ”The expected fourth quarter downturn in our domestic telecom business will lead to a slight loss to break-even for the full year 2007. Given the disappointing results of the core telecom division, management has begun the process of right-sizing its domestic and European telecom operations with the goal over the next 14 months of achieving sustainable gross margins in the mid-30’s range. Additionally, the company has elected to terminate its discrete connector products within its Connectivity product portfolio and will focus existing resources on further penetrating new markets and customers for its industry leading MiniRocker® solutions.”

Liquidity

As of September 30, 2007, the Company had total cash and cash equivalents of $1.6 million, which was up from a cash balance of $0.6 million as of June 30, 2007. Total outstanding debt rose slightly to $16.6 million at September 30, 2007 compared to a total debt balance of $16.2 million at June 30, 2007. Net cash flow from operating activities was $1.9 million for the third quarter of 2007.

Days sales outstanding increased to 44 days during the third quarter of 2007 up from 37 days in the comparable period a year ago and up slightly from 43 days in the second quarter of 2007. Days inventory of 69 was up from 54 days for the third quarter 2007 and also up from 66 days during the second quarter of 2007. Days payables were 53 days for the third quarter, up from 38 days in the year-ago period, but down slightly from 54 days in the prior quarter.

Non-GAAP Financial Measures

Non-GAAP pro forma net income (loss) and non-GAAP pro forma net income (loss) per basic and diluted share are non-GAAP financial measures, and represent net income (loss), and net income (loss) per basic and diluted share, each adjusted to exclude certain non-cash and non-recurring items. For a reconciliation of non-GAAP pro forma net income (loss) to GAAP net income (loss), and non-GAAP pro forma net income (loss) per basic and diluted share to GAAP net income (loss) per basic and diluted share, for the periods presented, please see the financial tables attached to this press release. This press release and the attached financial information are also available in the investor relations section of the Company’s web site at www.channell.com.

The Company believes the presentation of non-GAAP financial measures assists investors to better understand the Company’s operating performance. In addition, analyst estimates typically exclude the impact of non-cash and non-recurring items from earnings (loss) per diluted share; consequently, the Company believes that the presentation of these non-GAAP financial measures is helpful to investors in their review of information presented by analysts.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss third quarter 2007 financial results and the Company’s business outlook will be held today at 3:00 p.m. EST (12:00 p.m. PST). Interested participants and investors may access the conference call by dialing 800-366-8058 (domestic) or 303-262-2125 (international). There will also be a live webcast of the call available at the Investor section of Channell’s web site at www.channell.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Channell’s CEO William H. Channell, Jr., CFO Patrick McCready and Treasurer Michael Perica will be present to discuss Channell’s financial results, business highlights and outlook. After the live webcast, a replay will remain available in the Investor section of Channell’s web site. A replay of the teleconference will be available at 800-405-2236 (domestic) or 303-590-3000 (international) through November 21, 2007; the conference ID is 11102318.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water harvesting solutions distributed in markets throughout Australia. Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks. The Company’s headquarters and U.S. manufacturing facilities are in Temecula, California. International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia. The Company’s website is www.channell.com

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws. Examples of forward looking statements would include statements about the expected future revenues, expenses and other financial results, and any other statements that are not historical facts. These statements are based on management’s current expectation and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (7) energy costs, (8) integration of acquired businesses, (9) delays in product development, (10) operating leverage, (11) seasonality and fluctuations in operating results and (12) worldwide economic conditions. Such uncertainties are discussed further in the Company’s filings with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.

-    Financial Tables Follow     -

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(amounts in thousands, except per share data)

	Nine months ended September 30,		Three months ended September 30,
	2007	2006	2007	2006

Net sales	$103,431	$84,476	$33,856	$29,376
Cost of goods sold	71,382	57,354	23,708	20,179
Gross profit	32,049	27,122	10,148	9,197

Operating expenses
Selling	16,859	16,822	5,389	5,748
General and administrative	11,526	9,034	3,452	2,745
Research and development	1,341	1,700	426	613
Impairment of goodwill	—	4,829	—	—
	29,726	32,385	9,267	9,106

Income (loss) from operations	2,323	(5,263)	881	91
Interest income	29	47	8	14
Interest expense	(812)	(549)	(329)	(230)
Income (loss) before income tax expense	1,540	(5,765)	560	(125)

Income tax expense (benefit)	434	(265)	414	13
Net income (loss) before minority interest	1,106	(5,500)	146	(138)
Minority interest in income (loss) of subsidiaries	18	(1,452)	104	(32)
Net income (loss)	$1,088	$(4,048)	$42	$(106)

Net income (loss) basic and diluted	$0.11	$(0.42)	$—	$(0.01)

Net income (loss)	$1,088	$(4,048)	$42	$(106)
Other comprehensive income, net of tax
Foreign currency translation adjustment	1,682	295	863	437

Comprehensive income (loss)	$2,770	$(3,753)	$905	$331

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(amounts in thousands, except per share data)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$1,641	$2,235
Accounts receivable, net of allowance for doubful accounts of $224 at September 30, 2007 and $220 at December 31, 2006	16,422	11,673
Inventories, net	18,094	13,018
Prepaid expenses and other current assets	1,332	931
Income taxes receivable	—	881
Deferred income taxes, net	809	719
Total current assets	38,298	29,457

Property and equipment, net	18,889	18,799
Deferred income taxes, net	1,144	1,017
Goodwill	11,117	9,848
Intangible assets, net	2,206	2,097
Other assets	577	660
	$72,231	$61,878
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,028	$10,902
Short-term debt (including current maturities of long-term debt)	8,535	13,723
Current maturities of capital lease obligations	396	138
Income taxes payable	128	—
Accrued expenses	5,268	4,371
Total current liabilities	28,355	29,134

Long-term debt, less current maturities	8,090	—
Capital lease obligations, less current maturities	575	384
Other long-term liabilities	1,195	1,332
Commitments and contingencies (Note 7)	—	—
Total liabilities	38,215	30,850
Minority interest	1,008	878

Stockholders’ equity
Preferred stock, par value $.01 per share, authorized—1,000 shares, none issued and outstanding	––	––
Common stock, par value $.01 per share, authorized—19,000 shares; issued – 9,788 at September 30, 2007 and 9,787 at December 31, 2006; outstanding - 9,544 shares at September 30, 2007 and 9,543 shares at December 31, 2006	98	98
Additional paid-in capital	31,181	31,093
Treasury stock – 244 shares in 2007 and 2006	(1,871)	(1,871)
Retained earnings (accumulated deficit)	928	(160)
Accumulated other comprehensive income -
Foreign currency translation	2,672	990
Total stockholders’ equity	33,008	30,150
	$110,446	$92,728

CHANNELL COMMERCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(amounts in thousands)

	Nine months ended September 30,
	2007	2006

Cash flows from operating activities:
Net income (loss)	$1,088	$(4,048)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,863	3,454
Stock-based compensation	86	261
Loss (gain) on disposal of fixed assets	65	(2)
Amortization of deferred gain on sale leaseback	(45)	(45)
Impairment of goodwill	—	4,829
Deferred income taxes	—	58
Provision for doubtful accounts	58	(56)
Provision for inventory obsolescence	271	—
Minority interest in loss of subsidiaries	18	(1,452)
Changes in operating assets and liabilities:
Accounts receivable	(3,858)	(3,350)
Inventories	(4,458)	(573)
Prepaid expenses and other current assets	(360)	(559)
Income taxes	1,001	(1,278)
Other assets	89	111
Accounts payable	2,119	(312)
Accrued expenses and other liabilities	465	(441)
Net cash provided by (used in) operating activities	402	(3,403)

Cash flows from investing activities:
Purchase of property and equipment	(2,599)	(1,620)
Proceeds from the sales of property and equipment	95	60
Net cash used in investing activities	(2,504)	(1,560)

Cash flows from financing activities:
Repayment of debt	(4,217)	(1,517)
Borrowings from credit facilities	6,172	6,954
Repayment of obligations under capital lease	(94)	(80)
Exercise of employee stock options	2	—
Net cash provided by financing activities	1,863	5,357

Effect of exchange rates on cash	(355)	(173)
Increase (decrease) in cash and cash equivalents	(594)	221
Cash and cash equivalents, beginning of period	2,235	3,148
Cash and cash equivalents, end of period	$1,641	$3,369
Cash paid during the period for:
Interest	$857	$605
Income taxes	$21	$567
Non-cash investing activities:
Purchases of property and equipment which are included in:
Obligations under capital leases	$455	$—
Accounts payable	$83	$57

Channell Commercial

Reconciliation Tables of GAAP Financial Measures to Non-GAAP Financial Measures(1)

Reconciliation of GAAP net income (loss) per basic and diluted share to non-GAAP pro forma net income (loss) per basic and diluted share (Unaudited)

	Quarter Ended	Quarter Ended
	September 30, 2007	September 30, 2006
GAAP net income (loss) per basic and diluted share	$0.00	$(0.01)

Add:
Stock compensation expense under SFAS 123R	n/a	$0.01

Intangible amortization	$0.00	$0.00

Subtract:
Stock compensation expense under SFAS 123R	$0.00	n/a

Non-GAAP pro forma net income (loss) per basic and diluted share	$0.00	$0.00

Reconciliation of GAAP net income (loss) to

non-GAAP pro forma net income (loss) (Unaudited)

(in thousands)

	Quarter Ended	Quarter Ended
	September 30, 2007	September 30, 2006
GAAP net income (loss)	$42	$(106)

Add:
Stock compensation expense under SFAS 123R	n/a	$75

Intangible amortization	$47	$44

Subtract:
Stock compensation expense under SFAS 123R	$(35)	n/a

Non-GAAP net income (loss)	$54	$13

	Nine Months Ended	Nine Months Ended
	September 30, 2007	September, 2006
GAAP net income (loss) per basic and diluted share	$0.11	$(0.42)

Add:
Stock compensation expense under SFAS 123R	$0.01	$0.03
Non-cash Goodwill impairment charge after impact of minority interest	n/a	$0.38
Intangible amortization	$0.01	$0.01

Subtract:
Net benefit from obsolete inventory utilization	n/a	$(0.04)

Non-GAAP pro forma net income (loss) per basic and diluted share	$0.14	$(0.04)

Reconciliation of GAAP net income (loss) to

non-GAAP pro forma net income (loss) (Unaudited)

(in thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2006
GAAP net income (loss)	$1,088	$(4,048)

Add:
Stock compensation expense under SFAS 123R	$86	$261
Non-cash Goodwill impairment charge after impact of minority interest	n/a	$3,622
Intangible amortization	$140	$131

Subtract:
Net benefit from obsolete inventory utilization	n/a	$(344)

Non-GAAP net income (loss)	$1,314	$(378)

(1) - Numbers may not add due to rounding